Exhibit 10.1

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this "Agreement"), dated as of November 18, 2008, is entered into by and among Asian Financial, Inc., a Wyoming Corporation (the "Company"), and the Investors identified on the signature pages hereto.

WHEREAS, the Investors and the Company have entered into (1) that certain Securities Purchase Agreement dated as of October 24, 2006, as amended by the Amendment to Securities Purchase Agreement dated as of November 28, 2007 (as amended, the “Amended Securities Purchase Agreement”), which pursuant to Sections 4.4 and 4.8 thereof restrict the filing of any registration statement by the Company other than a resale registration statement filed on behalf of the Investors in respect of their Registrable Securities and requires the listing of the Company’s shares as promptly as possible following the effectiveness of that registration statement and (2) that certain Registration Rights Agreement dated as of October 26, 2006 (the "Registration Rights Agreement"), which provides the Investors certain registration rights as described therein;

WHEREAS, the Company intends to file and cause to be declared effective, on or before January 31, 2009, a registration statement on Form S-1 under the Securities Act relating to a primary offering of its Common Stock (the “Offering”) on the New York Stock Exchange (the “NYSE Registration Statement”);

WHEREAS, in order to permit the foregoing, (1) certain rights described in the Amended Securities Purchase Agreement are required to be waived by Holders of no less than a majority interest of the outstanding Shares and (2) certain registration rights described in the Registration Rights Agreement are required to be waived by Holders of no less than a majority in interest of the outstanding Registrable Securities;

WHEREAS, each of the Investors signatory hereto holds in aggregate the number of Shares set forth on their respective signature pages hereto and collectively, the Investors signatory hereto hold an aggregate of 3,625,634 Shares, representing in excess of a majority in interest of the outstanding Shares (in the case of the Amended Securities Purchase Agreement) and the Registrable Securities (in the case of the Registration Rights Agreement);

NOW, THEREFORE, the parties hereby agree as follow:

1. Defined Terms. Capitalized terms used and not otherwise defined herein that are defined in the Amended Securities Purchase Agreement and the Registration Rights Agreement will have the meanings given such terms in the Amended Securities Purchase Agreement and the Registration Rights Agreement.
2. Registration and Listing. The Company shall no later than January 31, 2009: (a) file the NYSE Registration Statement with the Commission, (b) cause the NYSE Registration Statement to be declared effective under the Securities Act, and (c) cause its Common Stock to be listed on the New York Stock Exchange.
3. Waiver. On the basis of the foregoing, each Investor agrees to waive all of its rights under (a) Sections 4.4 and 4.8 of the Amended Securities Purchase Agreement and (b) Sections 2(a) and (e) of the Registration Rights Agreement as they relate to the Registrable Securities until January 31, 2009. In addition, if, after the listing of the Company’s Common Stock on the New York Stock Exchange, all of the Registrable Securities held by the Investors may be sold by them without restrictions pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and affected Investors, the Company shall no longer be required to maintain an effective registration statement registering the resale of the Registrable Securities.
4. Piggy-Back Rights. Notwithstanding Section 3.1(t) of the Amended Securities Purchase Agreement and Schedule 3.1(t) thereto and Section 6(a) and (e) of the Registration Rights Agreement, the Company and each Investor agree that the amount of Registrable Securities of the selling Investors to be included in the Offering (on a pro rata basis among themselves) shall be 20% of the total amount of securities included in the Offering, subject to the following reductions:
(a) If the size of the Offering is US$85.0 million or less, then the selling Investors shall not have the right to include any of their Registrable Securities in the Offering;
(b) If the size of the Offering is between US$85.0 million and US$106.25 million, then the selling Investors’ percentage of the total amount of securities to be included in the Offering shall be reduced from 20% to a percentage equal to the quotient of the following formula:
(A - B)/A
Where:
A = Size of the Offering
B = US$85.0 million
In addition, each Investor agrees that the Company shall not be required to include a selling Investor’s Registrable Securities in the Offering unless such selling Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters of the Offering (the “Underwriters”), including but not limited to the terms of the related lock-up agreement in the form of Exhibit A hereto, and provides the Company and the Underwriters with a completed Selling Shareholder Questionnaire and any other information reasonably required by the Underwriters for the purpose of the Offering.

5. Reaffirmation. Except as expressly provided herein, the Registration Rights Agreement is reaffirmed and ratified in all respects. In the event of any conflict between the terms or provisions of this Agreement and the Registration Rights Agreement, then this Agreement shall prevail in all respects as to the subject matter herein. Otherwise, the provisions of the Registration Rights Agreement shall remain in full force and effect.

6. Execution and Counterparts. For the avoidance of doubt, it is understood that each Investor is executing this Agreement solely on its behalf, but this Agreement (as it is executed by Investors holding a majority of the Shares/Registrable Securities) is binding on all Investors. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

COMPANY Asian Financial, Inc.
By:	/s/ Wenhua Guo
Name: Wenhua Guo Title: Chief Executive Officer

INVESTORS Pinnacle China Fund, L.P. Total number of Shares owned: 1,300,002 By: Pinnacle China Advisers, L.P., its general partner
Barry M. Kitt	By: Pinnacle China Management, LLC, its general partner
the Manager of Kitt China Management, L.L.C.
By: Kitt China Management, LLC, its manager
the Manager of Pinnacle China Management, L.L.C.
	By:	/s/ Barry M. Kitt
the General Partner of Pinnacle China Advisors, L.P.
the General Partner of Pinnacle China Fund, L.P.	Name: Barry M. Kitt Title: Manager

Barry M. Kitt	INVESTORS Pinnacle Fund, L.P. Total number of Shares owned: 242,293
the Sole Member of Pinnacle Fund Management, LLC	By: Pinnacle Advisers, L.P., its general partner
the General Partner of Pinnacle Advisors, L.P.	By: Pinnacle Fund Management, LLC, its general partner
the General Partner of Pinnacle Fund, L.P.
	By:	/s/ Barry M. Kitt
Name: Barry M. Kitt Title: Sole member

INVESTORS Renaissance US Growth Investment Trust PLC Total number of Shares owned: 390,626
By:	/s/ Russell Cleveland
Name: Russell Cleveland Title: Director

US Special Opportunities Trust PLC Total number of Shares owned: 390,626
By:	/s/ Russell Cleveland
Name: Russell Cleveland Title: US Portfolio Manager

Renaissance Capital Growth & Income Fund III, Inc. Total number of Shares owned: 130,209
By:	/s/ Russell Cleveland
Name: Russell Cleveland Title: President

Premier RENN US Emerging Growth Fund Limited Total number of Shares owned: 130,209 By: RENN Capital Group, Inc., Investment Adviser
By:	/s/ Russell Cleveland
Name: Russell Cleveland Title: President

INVESTORS Westpark Capital, L.P. Total number of Shares owned: 260,417
By:	/s/ Patrick J. Brosnahan
Name: Patrick J. Brosnahan Title: General Partner

INVESTORS Jayhawk Private Equity Co Invest Fund LP Total number of Shares owned: 42,276 Jayhawk Private Equity Fund Total number of Shares owned: 734,976
By:	/s/ Michael D. Schmitz
Name: Michael D. Schmitz Title: CFO of GP of GP

Exhibit A

LOCK-UP LETTER AGREEMENT

Piper Jaffray & Co.
As Representative of the several Underwriters
named in Schedule II of the Purchase Agreement
c/o Piper Jaffray & Co.
800 Nicollet Mall, Suite 800
Minneapolis, MN 55402

Ladies and Gentlemen:
The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into a purchase agreement (the “Purchase Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of common stock, par value $0.001 per share (the “Common Stock”), of Asian Financial, Inc., a Wyoming corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Purchase Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Piper Jaffray & Co., on behalf of the Underwriters, from the date of execution of this lock-up letter agreement (the “Lock-Up Letter Agreement”) and continuing to and including the date 180 days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to the Purchase Agreement. In addition, the undersigned agrees that, without the prior written consent of Piper Jaffray & Co., it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Lock-Up Letter Agreement, unless otherwise waived by Piper Jaffray & Co. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (i) the Company issues the earnings release, (ii) the Company publicly announces material news or (iii) a material event relating to the Company occurs. The Company will provide the undersigned with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

Any shares of Common Stock received upon exercise of options granted to the undersigned will also be subject to the above lock-up restrictions. Notwithstanding the foregoing, a transfer of shares of Common Stock in connection with a bona fide gift or to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Letter Agreement. In addition, if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to any Entity which is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, it may transfer the Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock subject to the provisions of this Lock-Up Letter Agreement and there shall be no further transfer of such Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock except in accordance with this Lock-Up Letter Agreement, and provided further that any such transfer shall not involve a disposition for value.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective prior to January 31, 2009, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholders named therein and the Underwriters.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name: Title:

Dated: [ ● ], 2008